Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-242129 on Form S-8 of our report dated March 31, 2021, relating to the financial statements of Freeline Therapeutics Holdings plc appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte LLP

Reading, United Kingdom

March 31, 2021